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                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 2002, except for Notes 6, 9, 12, and 17, as to which the date is April 15, 2002, and Note 18, as to which the date is September 9, 2002, relating to the consolidated financial statements, and of our report dated September 9, 2002 relating to the financial statement schedule, which appear in Horizon Medical Products, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the "Experts" heading in such Registration Statement.


Birmingham, Alabama
December 2, 2003